Exhibit 10.4

                             PHASE III MEDICAL, INC.
                             330 South Service Road
                                    Suite 120
                            Melville, New York 11747
                                  631.574.4955

August 12, 2005

Mr. Robert Aholt, Jr.
20128 Cavern Court
Saugus, California 91390


Dear Mr. Aholt:

            This letter agreement shall serve as an amendment (the "Amendment") to your letter agreement (the "Letter Agreement") with Phase III Medical, Inc. (the "Company") dated September 13, 2004 to serve as the Company's Chief Operating Officer. The terms of this Amendment were unanimously approved by the Board of Directors of the Company on May 4, 2005, subject to the approval of the Company's shareholders, which was obtained on July 20, 2005.

            The Letter Agreement is hereby amended as follows:

     1. Effective as of September 30, 2005, the annual salary to which you are entitled during the Term, which you shall receive as full consideration for your services thereunder, shall be equal to the sum of $170,500 and $187,550, respectively, for each of the years ended September 12, 2006 and September 12, 2007, which shall be paid to you in accordance with the Company's normal payroll practices.
     2. Under the Letter Agreement, you shall be entitled to an annual minimum bonus of $12,000 during the Term, payable in January of each year during the Term, commencing in January 2006.

            For purposes of clarification, we acknowledge that the foregoing does not affect the Company's obligation to pay to you on October 1, 2005 Common Stock with a value of $26,750 and your monthly cash salary payable through September 30, 2005, all on the terms and conditions set forth in the Letter Agreement.

            Except as provided herein, the Letter Agreement shall remain unchanged. Unless otherwise defined herein, initially capitalized terms used herein shall have the meaning set forth in the Letter Agreement. For our records, I would appreciate your countersigning the attached copy of this Amendment and returning the same to me at your earliest convenience.

                                                Sincerely,
                                                /s/ Mark Weinreb
                                                Mark Weinreb, President & CEO


Accepted and agreed to:
/s/ Robert Aholt, Jr.
Robert Aholt, Jr.